Exhibit 99.1

Investor Contact:	Marsha Morgan	FOR IMMEDIATE RELEASE
(817) 352-6452

Media Contact:	Richard Russack
(817) 867-6425

Burlington Northern Santa Fe Reports

All-Time Record Quarter

•	Quarterly earnings were $1.33 per diluted share, or 22 percent higher than third-quarter 2005 earnings per diluted share of $1.09.

•	Third-quarter freight revenues increased $597 million to $3.82 billion, with increases in volume, price and fuel surcharge.

•	Operating income was $920 million, an increase of $142 million.

FORT WORTH, Texas, October 24, 2006 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported record quarterly earnings of $1.33 per diluted share, a 22-percent increase over third-quarter 2005 earnings of $1.09 per diluted share.

“BNSF experienced double-digit revenue increases in each of the Company’s four business groups during the third quarter of 2006,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer. “We again handled record volumes in the quarter led by a 10-percent unit increase in coal, and an 8-percent unit increase in both our intermodal and agricultural products businesses. This led to our 18th consecutive quarter of year-over-year volume increases.”

Third-quarter 2006 freight revenues increased $597 million, or 19 percent, to an all-time quarterly record of $3.82 billion compared with $3.22 billion in the prior year. Revenue for the third quarter of 2006 included fuel surcharges of approximately $500 million compared with approximately $300 million in the third quarter of 2005. The increase in fuel surcharges was driven primarily by rising fuel prices, which was offset by the $293 million increase in fuel expense.

-more-

Coal revenues rose by $126 million, or 20 percent, to $748 million, due to record loadings of Powder River Basin coal. BNSF exceeded second quarter 2006’s record loadings by nearly 3 percent. Consumer Products revenues increased $244 million, or 18 percent, to $1.58 billion due to strong revenue increases in the international and domestic intermodal sectors. Industrial Products revenues increased $128 million, or 17 percent, to $871 million led by double-digit revenue growth in chemicals and plastics, petroleum and construction products. Agricultural Products revenues were up $99 million, or 19 percent, to $621 million, due primarily to strength in corn and soybeans.

Operating expenses for the third quarter of 2006 were $3.02 billion compared with third-quarter 2005 operating expenses of $2.54 billion. The $480 million increase in operating expenses was principally driven by a $293 million increase in fuel expense primarily reflecting higher prices and a declining hedge position as well as a 7-percent increase in unit volumes.

All-time quarterly record operating income of $920 million, increased $142 million, or 18 percent, compared with the third quarter of 2005.

BNSF’s subsidiary, BNSF Railway Company, operates one of the largest railroad networks in North America, with approximately 32,000 route miles in 28 states and two Canadian provinces. The railway is among the world’s top transporters of intermodal traffic, moves more grain than any other North American railroad, transports the components of many of the products we depend on daily, and hauls enough low-sulphur coal to generate about ten percent of the electricity produced in the United States. BNSF is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

Financial information follows:

Burlington Northern Santa Fe Corporation

Consolidated Income Information

(Dollars in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating revenues
Freight revenues	$3,815	$3,218	$10,776	$9,160
Other revenues	124	99	327	277

Total operating revenues	3,939	3,317	11,103	9,437

Operating expenses
Compensation and benefits	975	900	2,822	2,602
Fuel	792	499	2,031	1,352
Purchased services	500	432	1,445	1,273
Depreciation and amortization	284	271	840	802
Equipment rents	232	223	695	654
Materials and other	236	214	695	632

Total operating expenses	3,019	2,539	8,528	7,315

Operating income	920	778	2,575	2,122
Interest expense	125	106	364	327
Other expense, net	10	16	30	31

Income before income taxes	785	656	2,181	1,764
Income tax expense	297	242	813	663

Net income	$488	$414	$1,368	$1,101

Diluted earnings per share	$1.33	$1.09	$3.68	$2.88

Diluted average shares outstanding (in millions)	366.8	380.4	371.4	382.2

Operating ratio (a)	75.9%	75.8%	76.1%	76.8%

(a)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information

(Dollars in millions, except per share amounts)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$84	$75
Accounts receivable, net	795	678
Materials and supplies	464	396
Current portion of deferred income taxes	326	218
Current portion of fuel-hedging asset	70	303
Other current assets	206	210

Total current assets	1,945	1,880
Property and equipment, net	27,410	26,551
Other assets	2,103	1,873

Total assets	$31,458	$30,304

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$2,874	$2,773
Long-term debt due within one year	746	456

Total current liabilities	3,620	3,229
Long-term debt and commercial paper	6,611	6,698
Deferred income taxes	8,087	7,916
Casualty and environmental liabilities	853	878
Minimum pension liability	417	417
Employee separation costs	87	107
Other liabilities	1,654	1,551

Total liabilities	21,329	20,796

Stockholders’ equity:
Common stock and additional paid-in capital	6,941	6,707
Retained earnings	9,177	8,045
Treasury stock and other	(5,989)	(5,244)

Total stockholders’ equity	10,129	9,508

Total liabilities and stockholders’ equity	$31,458	$30,304

Book value per share	$28.21	$25.59

Common shares outstanding (in millions)	359.1	371.6

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating activities
Net income	$488	$414	$1,368	$1,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	284	271	840	802
Deferred income taxes	56	68	170	209
Other, net	7	(46)	(24)	(112)
Changes in working capital	(58)	110	(43)	96

Net cash provided by operating activities	777	817	2,311	2,096

Investing activities
Capital expenditures	(525)	(447)	(1,549)	(1,245)
Other, net	(15)	320	(241)	(184)

Net cash used for investing activities	(540)	(127)	(1,790)	(1,429)

Financing activities
Dividends paid	(73)	(64)	(220)	(192)
Purchase of BNSF common stock	(215)	(133)	(590)	(575)
Proceeds from stock options exercised	12	66	99	193
Other, net	50	(364)	199	(141)

Net cash used for financing activities	(226)	(495)	(512)	(715)

Increase (decrease) in cash and cash equivalents	11	195	9	(48)
Cash and cash equivalents:
Beginning of period	73	79	75	322

End of period	$84	$274	$84	$274

Burlington Northern Santa Fe Corporation

Operating Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Cars/units (in thousands)	2,760	2,570	7,960	7,443
Average revenues per car/unit	$1,382	$1,252	$1,354	$1,231
Revenue ton miles (in millions)	165,073	151,419	479,915	444,341
Gross ton miles (in millions)	287,318	269,596	837,429	790,138
RTM/GTM	0.57	0.56	0.57	0.56
Freight revenue/thousand RTM	$23.11	$21.25	$22.45	$20.61
Operating expense/thousand RTM	$18.29	$16.77	$17.77	$16.46
Freight revenue/thousand GTM	$13.28	$11.94	$12.87	$11.59
Operating expense/thousand GTM	$10.51	$9.42	$10.18	$9.26
Compensation and benefits/thousand GTM	$3.39	$3.34	$3.37	$3.29
Average employees	41,864	39,923	41,461	39,292
Period end employees	41,967	40,244	41,967	40,244
Thousand RTM/average employee	3,943	3,793	11,575	11,309
Thousand GTM/average employee	6,863	6,753	20,198	20,109
Gallons of fuel used (in millions)	370	349	1,100	1,043
Average price per gallon of fuel (a)	$2.12	$1.43	$1.84	$1.30
GTM/gallon of fuel	777	772	761	758
Freight train miles (in millions)	44	42	130	125
GTM/freight train hours (in thousands)	123	120	122	122
Route miles operated	31,910	32,181	31,910	32,181

(a)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2006	2005		2006	2005
Revenues (in millions)
Intermodal	$1,343	$1,133	18.5%	$3,698	$3,130	18.1%
Automotive	112	97	15.5	345	293	17.7
Other Consumer Products	120	101	18.8	331	279	18.6

Total Consumer Products	1,575	1,331	18.3	4,374	3,702	18.2

Industrial Products	871	743	17.2	2,481	2,108	17.7
Coal	748	622	20.3	2,141	1,811	18.2
Agricultural Products	621	522	19.0	1,780	1,539	15.7

Total freight revenue	3,815	3,218	18.6	10,776	9,160	17.6
Other revenue	124	99	25.3	327	277	18.1

Total revenues	$3,939	$3,317	18.8%	$11,103	$9,437	17.7%

Cars/units (in thousands)
Intermodal	1,380	1,281	7.7%	3,920	3,640	7.7%
Automotive	40	41	(2.4)	130	131	(0.8)
Other Consumer Products	50	52	(3.8)	147	148	(0.7)

Total Consumer Products	1,470	1,374	7.0	4,197	3,919	7.1

Industrial Products	416	399	4.3	1,215	1,182	2.8
Coal	628	570	10.2	1,822	1,660	9.8
Agricultural Products	246	227	8.4	726	682	6.5

Total cars/units	2,760	2,570	7.4%	7,960	7,443	6.9%

Average revenue per car/unit
Intermodal	$973	$884	10.1%	$943	$860	9.7%
Automotive	2,800	2,366	18.3	2,654	2,237	18.6
Other Consumer Products	2,400	1,942	23.6	2,252	1,885	19.5

Total Consumer Products	1,071	969	10.5	1,042	945	10.3

Industrial Products	2,094	1,862	12.5	2,042	1,783	14.5
Coal	1,191	1,091	9.2	1,175	1,091	7.7
Agricultural Products	2,524	2,300	9.7	2,452	2,257	8.6

Average revenue per car/unit	$1,382	$1,252	10.4%	$1,354	$1,231	10.0%

Revenue ton miles (in millions)
Intermodal	33,663	30,469	10.5%	96,141	89,719	7.2%
Automotive	1,379	1,364	1.1	4,402	4,265	3.2
Other Consumer Products	3,656	3,673	(0.5)	10,562	10,370	1.9

Total Consumer Products	38,698	35,506	9.0	111,105	104,354	6.5

Industrial Products	28,374	27,322	3.9	84,471	80,184	5.3
Coal	69,920	62,362	12.1	201,120	180,241	11.6
Agricultural Products	28,081	26,229	7.1	83,219	79,562	4.6

Total revenue ton miles	165,073	151,419	9.0%	479,915	444,341	8.0%

Freight revenue per thousand ton miles
Intermodal	$39.90	$37.19	7.3%	$38.46	$34.89	10.2%
Automotive	81.22	71.11	14.2	78.37	68.70	14.1
Other Consumer Products	32.82	27.50	19.3	31.34	26.90	16.5

Total Consumer Products	40.70	37.49	8.6	39.37	35.48	11.0

Industrial Products	30.70	27.19	12.9	29.37	26.29	11.7
Coal	10.70	9.97	7.3	10.65	10.05	6.0
Agricultural Products	22.11	19.90	11.1	21.39	19.34	10.6

Freight revenue per thousand ton miles	$23.11	$21.25	8.8%	$22.45	$20.61	8.9%

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Capital expenditures (in millions)
Maintenance of way
Rail	$95	$64	$251	$170
Ties	91	72	245	224
Surfacing	67	53	169	136
Other	99	90	303	259

Total maintenance of way	352	279	968	789
Mechanical	26	32	111	94
Information services	12	16	46	50
Other	22	28	83	69

Total maintenance of business	412	355	1,208	1,002

Terminal and line expansion	113	92	341	243

Total capital expenditures	$525	$447	$1,549	$1,245

Track maintenance
Track miles of rail laid
Maintenance of business	206	149	559	397
Expansion projects	51	51	111	129

Total	257	200	670	526

Cross ties inserted (thousands)
Maintenance of business	796	798	2,107	2,222
Expansion projects	94	113	287	303

Total	890	911	2,394	2,525

Track resurfaced (miles)	3,665	4,265	10,407	10,249